                                                                   Exhibit 99(a)

                             POLARIS INDUSTRIES INC.

                  STATEMENT PURSUANT TO 18 U.S.C. Section 1350



I, Thomas C. Tiller, President and Chief Executive Officer of Polaris Industries Inc., a Minnesota corporation (the "Company"), hereby certify as follows:

1. This statement is provided pursuant to 18 U.S.C. Section 1350 in connection with the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002 (the "Periodic Report");

2. The Periodic Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

3. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of dates and for the periods indicated therein.


Date:  August 5, 2002
             ---

                                           /s/Thomas C. Tiller
                                           -------------------------------------
                                           Thomas C. Tiller
                                           President and Chief Executive Officer